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                                                             EXHIBIT 10


                                                   Coopers & Lybrand, L.L.P.
[Coopers & Lybrand Logo]
                                                   a professional services firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                ---------------


We consent to the inclusion in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A (File No. 2-95501) of our report dated February 16, 1996, on our audit of the financial statements and financial highlights of MONY Series Fund, Inc.

We also consent to the reference of our Firm in the Statement of Additional Information under the caption "Independent Accountants".


                                        /s/  COOPERS & LYBRAND L.L.P.
                                        -----------------------------
                                        COOPERS & LYBRAND L.L.P.

New York, New York
February 28, 1996